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                                                                    Exhibit 4.12

                          TERM SHEET OF LOAN AGREEMENTS

1.   Fixed Assets Loan Agreement Dated September 28, 2006

Parties:                      Borrower: GUANGSHEN RAILWAY COMPANY LIMITED
                              (as Party A)

                              Lender: GUANGZHOU MIAOQIAN ZHIJIE SUB-BRANCH,
                              INDUSTRIAL AND COMMERCIAL BANK OF CHINA CO., LTD.
                              (as Party B)

(1) Type of Loan:             Fixed assets loan

(2) Purpose of Loan:          Extension of Guangshen Fourth Rail Line of
                              Guangzhou-Shenzhen Railway

(3) Amount of Loan:           RMB1.2 billion (the "Loan")

(4) Tenor of Loan:            60 months

(5) Date of Execution:        September 28, 2006

(6) Interest Rate:            Determined on an annual-basis

                              For the first year, the interest rate for the Loan shall be 5.832%.

                              For the second year and each year thereafter, the interest rate for the Loan shall be 10% lower than the applicable official interest rate then in effect. Where within the tenor of the Loan the People's Bank of China (the "PBOC") makes any adjustment to the interest rate for loans and such adjustment is applicable to the Loan, Party B shall, subject to the 10% margin, calculate the interest for the Loan on the basis of the interest rate and method adjusted accordingly in accordance with applicable regulations. Where within the tenor of the Loan, the interest rate in the PRC becomes marketized, the interest rate for the Loan shall be agreed between Party A and Party B on the basis of the benchmark rate then prevailing on the market, unless otherwise required by the PBOC.

(7) Interest Payment:         The interest for each portion of the Loan shall
                              accrue on a daily basis from the date on which
                              such portion is drawn down and shall be paid on a
                              quarterly basis and on the 20th day of the last
                              month of each quarter.

(8) Conditions to Drawdown:   Party A has completed the agreed milestone
                              pursuant to the schedule.

(9) Drawdown Arrangements:    Within the amount of the Loan set forth above, the
                              Loan is to be drawn down from time to time within
                              the two-year's drawdown period according to the
                              progress of the project.

(10) Source of the Funds      Party A's net cash inflow, which shall be equal to
for Repayment:                Party A's revenues less Party A's daily operating
                              expenses

(11) Form of Guarantee:       Credit guarantee

(12) Dispute Resolution:      Dispute arising under this agreement shall be
                              submitted to the jurisdiction of the court where
                              the claimant is domiciled.


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2.   Fixed Assets Loan Agreement Dated September 2006

Parties:                       Borrower: GUANGSHEN RAILWAY COMPANY LIMITED
                               (as Party A)

                               Lender: SHENZHEN LUOHU SUB-BRANCH, INDUSTRIAL AND
                               COMMERCIAL BANK OF CHINA CO., LTD. (as Party B)

(1) Type of Loan:              Fixed assets loan

(2) Purpose of Loan:           Extension of Guangshen Fourth Rail Line of
                               Guangzhou-Shenzhen Railway

(3) Amount of Loan:            RMB500 million (the "Loan")

(4) Tenor of Loan:             60 months, from September 2006 to September 2011

(5) Interest Payment:          The interest for each portion of the Loan shall
                               accrue on a daily basis from the date on which
                               such portion is drawn down and shall be paid on a
                               quarterly basis and on the 20th day of the last
                               month of each quarter.

(6) Interest Rate:             Determined on an annual-basis

                               At all times within the tenor of the Loan, the interest rate for the Loan shall be 10% lower than the applicable PBOC interest rate then in effect.

                               For the first year, the interest rate for the Loan shall be 5.832%.

                               For the second year and each year thereafter, the interest rate for the Loan shall be determined by Party A and Party B on the basis of the applicable
                               PBOC benchmark rate then in effect and the margin agreed between Party A and Party B.

(7) Conditions to Drawdown:    Party A has completed the agreed milestone
                               pursuant to the schedule.

(8) Drawdown Arrangements:     Within the amount of the Loan set forth above, the
                               Loan is to be drawn down from time to time within
                               the two-year's drawdown period according to the
                               progress of the project.

(9) Source of the Funds for    Party A's net cash inflow, which shall be equal to
Repayment:                     Party A's revenues less Party A's operating
                               expenses

(10) Repayment Arrangements:   (1) 10 million to be repaid in September 2009, (2)
                               10 million to be repaid in September 2010 and (3)
                               480 million to be repaid in September 2011.

(11) Form of Guarantee:        Credit guarantee

(12) Dispute Resolution:       Dispute arising under this agreement shall be
                               submitted to the jurisdiction of the court where
                               the claimant is domiciled.


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3.   Renminbi Credit Facility Extension Agreement

Parties:                      Borrower: GUANGSHEN RAILWAY COMPANY LIMITED
                              (as Party A)

                              Lender: SHENZHEN BRANCH, CHINA CONSTRUCTION BANK
                              CO., LTD. (as Party B)

(1) Amount of Loan:           RMB500 million (the "Loan")

(2) Purpose of Loan:          Technical transformation and capacity expansion
                              project of the Guangzhou-Shenzhen Railway

(3) Tenor of Loan:            Five years, from October 30, 2006 to October 29,
                              2011

(4) Date of Execution:        October 30, 2006

(5) Interest Rate:            The interest rate for the Loan shall be a floating
                              one, which means that the interest rate for the
                              Loan shall float in consistency to the benchmark
                              rate that comes into effect from time to time so
                              that it remains 10% lower than the benchmark rate
                              at all times during the tenor of the Loan.

                              Subject to the 10% margin, the interest rate for the Loan shall be adjusted at each 12-month anniversary of the date on which the interest shall accrue.

(6) Interest Settlement:      The interest for the Loan shall be settled on a
                              quarterly basis and on the 20th day of the last
                              month of each quarter (the "Interest Settlement
                              Date").

(7) Conditions to Release     Party A has duly obtained all the approvals,
of the Loan:                  completed all the registration procedures and
                              other necessary procedures as required under
                              applicable regulations.

(8) Interest Payment:         The interest falling due under this agreement
                              shall be paid on the relevant Interest Settlement
                              Date.

(9) Principal Repayment       Principal is to be repaid in a lump-sum once and
Arrangements:                 for all at the maturity of the Loan.

(10) Dispute Resolution:      Dispute arising under this agreement shall be
                              submitted to the jurisdiction of the court where
                              Party B is domiciled.


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